Exhibit 99.3

Pro Forma Financial Information

Unaudited Pro Forma Balance Sheet

As of September 30, 2011

(in thousands)

	Historical ICF	Historical Ironworks	Adjustments		Consolidated Pro Forma

Current Assets:
Cash	$2,010	$967	$—		$2,977
Contract receivables, net	187,168	11,249	—		198,417
Prepaid expenses and other	8,673	480	—		9,153
Income tax receivable	1,503	—	—		1,503
Deferred income taxes	5,752	—	—		5,752

Total current assets	205,106	12,696	—		217,802

Total property and equipment, net	16,843	1,673	(64	)(a)	18,452
Other assets:					—
Goodwill	327,032	—	74,260	(a)	401,292
Other intangible assets, net	20,817	143	15,067	(a)	36,027
Restricted cash	1,551	—	—		1,551
Other assets	6,846	5	—		6,851

Total Assets	$578,195	$14,517	$89,263		$681,975

Current Liabilities:
Accounts payable	$32,490	$992	$—		$33,482
Accrued salaries and benefits	44,235	1,274	—		45,509
Accrued expenses	26,695	211	(121	)(b)	26,785
Deferred revenue	20,887	—	—		20,887

Total current liabilities	124,307	2,477	(121)		126,663

Long-term Liabilities:					—
Long-term debt	50,000	1,201	100,588	(b)	151,789
Deferred rent	6,828	364	—		7,192
Deferred income taxes	8,379	—	—		8,379
Other	5,100	—	—		5,100

Total Liabilities	194,614	4,042	100,467		299,123

Stockholders’ Equity	383,581	10,475	(11,204	)(c)	382,852

Total Liabilities and Stockholders’

Equity	$578,195	$14,517	$89,263		$681,975

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Statements of Earnings

Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	Historical ICF	Historical Ironworks	Adjustments		Consolidated Pro Forma

Gross Revenue	$626,828	$43,435	$—		$670,263
Direct Costs	389,086	26,141	—		415,227
Operating costs and expenses:
Indirect and selling expenses	177,537	6,304	2,576	(d)	186,417
Depreciation and amortization	8,083	200	54	(e)	8,337
Amortization of intangible assets	7,105	13	4,469	(e)	11,587

Total operating costs and expenses	192,725	6,517	7,099		206,341

Operating income	45,017	10,777	(7,099)		48,695
Interest expense	(1,732)	(63)	(1,310	)(f)	(3,105)
Other income	89	—	—		89

Income before income taxes	43,374	10,714	(8,409)		45,679

Provision for income taxes	17,351	—	921	(g)	18,272

Net income	$26,023	$10,714	$(9,330)		$27,407

Earnings per Share:
Basic	$1.32				$1.39

Diluted	$1.31				$1.38

Weighted-average Shares:
Basic	19,666				19,666

Diluted	19,888				19,888

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Statements of Earnings

Twelve Months Ended December 31, 2010

(in thousands, except per share amounts)

	Historical ICF	Historical Ironworks	Adjustments		Consolidated Pro Forma

Gross Revenue	$764,734	$46,582	$—		$811,316
Direct Costs	476,187	27,848	—		504,035
Operating costs and expenses:
Indirect and selling expenses	218,533	7,695	3,020	(d)	229,248
Depreciation and amortization	10,775	268	71	(e)	11,114
Amortization of intangible assets	12,326	69	5,746	(e)	18,141

Total operating costs and expenses	241,634	8,032	8,837		258,503

Operating income	46,913	10,702	(8,837)		48,778
Interest expense	(3,403)	(83)	(1,979	)(f)	(5,465)
Other income (expense)	172	(44)	—		128

Income before income taxes	43,682	10,575	(10,816)		43,441
Provision for income taxes	16,511	—	(91	)(g)	16,420

Net income	$27,171	$10,575	$(10,725)		$27,021

Earnings per Share:
Basic	$1.40				$1.39

Diluted	$1.38				$1.38

Weighted-average Shares:
Basic	19,375				19,375

Diluted	19,626				19,626

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On December 31, 2011, ICF International, Inc. (“ICF” or the “Company”), through its wholly-owned subsidiary ICF Consulting Group, Inc. (the “Purchaser”), acquired 100% of the membership interests of Ironworks Consulting, L.L.C., a Virginia limited liability company (“Ironworks”). The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition as if the acquisition had taken place at the beginning of the fiscal periods presented, January 1, 2011 and 2010, for the statements of earnings, and as of September 30, 2011 for the balance sheet.

The pro forma amounts have been developed from the unaudited consolidated financial statements for the nine months ended September 30, 2011 and 2010, for ICF and Ironworks as well as the audited consolidated financial statements of ICF contained in its Annual Report on Form 10-K for the year ended December 31, 2010, and audited financial statements for Ironworks for the year ended December 31, 2010. The historical Ironworks financial information is reflected in the financial statements according to ICF’s presentation. The assumptions, estimates and adjustments here have been made solely for the purposes of developing these consolidated financial statements.

In accordance with the purchase method of accounting, the assets and liabilities of Ironworks were recorded at their respective estimated fair values as of the date of acquisition. Management’s estimates of the fair value of assets acquired and liabilities assumed are based, in part, on third-party evaluations. The preliminary allocation of the purchase price was based upon a preliminary valuation, and our estimates and assumptions are subject to change.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and are not intended to represent the actual consolidated results of operations or the consolidated financial position of ICF had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements of ICF and Ironworks.

Note A. Basis of Presentation

Effective December 31, 2011, the Company acquired Ironworks, an interactive web development firm that provides customer engagement solutions across web, mobile, and social media platforms to companies in the health, energy, and financial services industries, as well as to U.S. federal government agencies and nonprofit organizations. The addition of Ironworks complements the Company’s existing services and provides new selling opportunities in the federal, commercial energy, and nonprofit space, while offering additional opportunities in the financial and commercial health segments.

The aggregate purchase price of approximately $102.9 million in cash, including the working capital adjustment required by the stock purchase agreement, was funded by the Company’s Credit Facility. The Company has engaged an independent valuation firm to assist management in the allocation of the purchase price to goodwill and to other acquired intangible assets. The excess of the purchase price over the estimated fair value of the net tangible assets acquired was approximately $89.5 million. The Company has preliminarily allocated approximately $74.3 million to goodwill and $15.2 million to other intangible assets. The intangible assets consist of approximately $14.7 million of customer-related intangibles that are being amortized over seven years, and $0.5 million of marketing-related intangibles are being amortized over one year. Ironworks was an asset purchase for tax purposes, and therefore the goodwill and the amortization of intangibles are deductible over a fifteen-year period and will generate deferred taxes. The Company is still evaluating the fair value of acquired assets and liabilities and pre-acquisition contingencies; therefore, the final allocation of the purchase price has not been completed.

Note B. Pro Forma Adjustments

The pro forma adjustments include the estimated purchase price, including goodwill and intangibles, taxes, depreciation and amortization expense, interest expense, and other expenses. The pro forma adjustments included in the unaudited consolidated financial statements are as follows:

(a)	Eliminate Ironworks property and equipment and other intangibles, and adjust property and equipment, goodwill, and other intangible assets to reflect preliminary purchase price allocation.

(b)	Eliminate Ironworks current and long-term debt and reflect long-term debt borrowed as a result of the acquisition.

(c)	Record impact of pro forma adjustments to stockholders’ equity.

(d)	Eliminate acquisition fees and record additional infrastructure costs resulting from the acquisition.

(e)	Eliminate Ironworks depreciation and amortization and record additional depreciation and amortization on assets acquired from the acquisition.

(f)	Eliminate Ironworks interest expense and record interest expense as a result of debt incurred from the acquisition.

(g)	Adjust provision for income taxes to reflect ICF’s effective rate for the period.

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